Exhibit 20.1



Creation Date Mon Jun  1, 1998  04:03 PM                            Page    1
CMB95A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 33 Beginning Date                     05/01/1998
Due Period 33 End Date                           05/31/1998
Determination Date                               06/10/1998
Remittance Date                                  06/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 13.9075786096

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.8901848808

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 222,596.61
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1483641446

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,842,534.15
      B. From Current Period                                     $ 3,930,320.28
      C. Change in Amount Between Periods (Lines B - A)             $ 87,786.13

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 246,249,844.73
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.164129397870

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 13,355,796.82
      B. Available Cash Collateral Amount Percentage            4.999999998690%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 13,355,796.82
      B. For the Next Collection Period                         $ 12,312,492.24